QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-32682) of Universal Access Global Holdings Inc. of our report dated March 24, 2003, except for Note 2 and the third paragraph of Note 7, as to which the date is April 7, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois
April 7, 2003

QuickLinks

  Exhibit 23.1